Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statements (Form S-3 Nos. 333-211472, 333-221535, 333-225061, 333-225445, 333-225787, 333-228268, 333-238955 and 333-260970) of Cidara Therapeutics, Inc., and
(2)Registration Statements (Form S-8 Nos. 333-203434, 333-210263, 333-216722, 333-228282, 333-231326, 333-236874, 333-253545, 333-259219 and 333-263350) pertaining to the Cidara Therapeutics, Inc. 2013 Stock Option and Grant Plan, Cidara Therapeutics, Inc. 2015 Equity Incentive Plan, Cidara Therapeutics, Inc. 2015 Employee Stock Purchase Plan and Cidara Therapeutics, Inc. 2020 Inducement Incentive Plan;
of our report dated March 23, 2023, with respect to the consolidated financial statements of Cidara Therapeutics, Inc. included in this Annual Report (Form 10-K) of Cidara Therapeutics, Inc. for the year ended December 31, 2022.
/s/ Ernst & Young LLP
San Diego, California
March 23, 2023